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                                                                       Exhibit l

                              Bingham McCutchen LLP
                               150 Federal Street
                                Boston, MA 02110

                                  April 5, 2007

DWS Multi-Market Income Trust
222 South Riverside Plaza
Chicago Il 60606

Re:      DWS Multi-Market Income Trust

Ladies and Gentlemen:

            We have acted as special Massachusetts counsel to DWS Multi-Market Income Trust (the "Trust) in connection with the issuance by the Trust of its common shares of beneficial interest, $.01 par value per share ("the Shares") pursuant to a Registration Statement on Form N-2 as initially filed with the Securities and Exchange Commission (the "Commission") on or about February 22, 2007, and as amended by Pre-Effective Amendment No. 1 to its registration statement filed with the Commission on or about April 5, 2007 (as so amended, the "Registration Statement") upon exercise of non-transferable rights to subscribe for such Shares. You have asked that we deliver this opinion to you in connection with the Trust's filing of Registration Statement.

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) A certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

                  (b) a copy, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust's Amended and Restated Agreement and Declaration of Trust dated as of January 9, 1989, and each amendment thereto on file with the Secretary of the Commonwealth (the "Declaration");

                  (c) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on March 7, 2007 and March 26, 2007, authorizing the issuance of the Shares (the "Resolutions"); and

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DWS Multi-Market Income Trust
April 5, 2007
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                  (d) a draft of the Registration Statement received on April 4,
         2007.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (d) above. We have further assumed that the Trust's Declaration, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referenced in paragraph (a) above.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth (other than Massachusetts securities law, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply. In addition, to the extent that the Trust's Declaration, Designations or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations;

         Based upon and subject to the foregoing, we are of the following opinion:

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DWS Multi-Market Income Trust
April 5, 2007
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         1. The Trust is legally existing under the Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

         2. The Shares when issued, sold, paid for and delivered in accordance with the Trust's Declaration, By-Laws and the Resolutions and for the consideration set forth in the Registration Statement, will be validly issued, fully paid and nonassessable except that:

                  (i) shareholders of the Trust may under certain circumstances be held personally liable for the Trust's obligations as described in the Trust's Registration Statement under the caption "DESCRIPTION OF
SHARES--GENERAL;" and

                  (ii) we note that Section 1 of Article III of the Declaration provides that all shares issued under the Declaration shall be fully paid and nonassessable, and that Section 4 of Article IV of the Declaration provides as follows: "The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges for the Trust's custodian or transfer or Shareholder service or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder."

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or any change of law.

                                            Very truly yours,


                                            /s/ BINGHAM McCUTCHEN LLP